World Headquarters 14901 S. Orange Blossom Trail Orlando, FL 32837 Mailing Address: Post Office Box 2353 Orlando, FL 32802-2353

Contact:  Teresa Burchfield         407-826-4560

Tupperware Brands Reports First Quarter 2009 Results; Sales Trend Strengthened Through the
Quarter; Raises Earnings Guidance

•	First Quarter GAAP diluted E.P.S. 41 cents; excluding certain items impacting comparability*, diluted E.P.S. 45 cents, versus February guidance range of 34 to 39 cents

•	First Quarter Sales up 1% in local currency, on improving trend through the quarter, and down 15% with negative foreign exchange impact

Orlando, Fla., April 21, 2009 – (NYSE: TUP) Tupperware Brands Corporation today reported first quarter 2009 sales and profit.  First quarter 2009 sales increased in local currency by 1% versus 2008, before a negative impact from foreign exchange rates of 16%.  This resulted in a GAAP sales decrease of 15% compared with 2008.

Chairman and CEO, Rick Goings commented, “With this current economic backdrop we were pleased to deliver local currency top line growth in a significant portion of our portfolio and 1% overall.  We continued to achieve double digit local currency sales growth in the 49% of our business that came from emerging markets, with sales up 10% in local currency (down 13% reported).  There were strong double digit increases in our Tupperware Russia, Indonesia, Brazil and Venezuela businesses.  Our established markets as a group were down 7% in local currency (down 16% reported).  What we really saw in the first quarter, especially in our established markets, was a shift in consumer sentiment between January and February from being almost frozen to slowly beginning to spend again.  The pickup in February and March overcame the January decrease by a small margin.”

Diluted GAAP earnings per share of 41 cents for the first quarter of 2009 included negative 4 cents from items impacting comparability.  Adjusted diluted earnings per share of 45 cents was up 7 cents versus the prior year, excluding a negative 18 cent impact on the comparison from foreign exchange, and 6 cents better than the high end of the guidance given in February. The increase versus last year came primarily from the Tupperware Asia Pacific and Beauty Other segments due to scale benefits, value chain improvements in Venezuela and the benefit of combining the Tupperware and beauty businesses in Brazil that occurred in late 2008.

“Even with sales only up 1% in local currency, we were able to exceed our earnings per share guidance through managing our expenses and investments in a way that continued to support our business.

* See Non-GAAP Financial Measures Reconciliation Schedule.

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The savings came from procurement and containing expenses in the back end of the business as our management teams around the world work together to achieve our profitability and cash flow goals while at the same time focusing on driving sales growth” said Rick Goings.

Tupperware Brands will conduct a conference call tomorrow, Wednesday April 22, 2009 at 9:00 am Eastern time.  The conference call will be webcast and archived along with a copy of this news release on www.tupperwarebrands.com.

First Quarter Segment Highlights*

Tupperware Segments

In Europe, first quarter sales were even with prior year in local currency (down 18% reported).  Established markets were down 7% in local currency (down 20% reported) including a double digit decrease in the German market and a low single digit decrease in France.  These were partially offset by increases in Greece, Austria and Spain.  The emerging markets were up 18% in local currency (down 13% reported).  Double digit growth continued in Russia, Turkey and the South African businesses.  Profit was in line with sales, even with prior year in local currency (down 19% reported).  Total sales force in the segment was up 13% at the end of the first quarter and the first quarter average active sales force was up 9%.

Asia Pacific sales were up 13% in local currency (up 2% reported) in the quarter with emerging markets up 31% in local currency (up 16% reported).  The growth was led by Indonesia, Malaysia and Singapore, India and Korea, which were up very strongly versus the prior year, partially offset by a decrease in China.  The established markets were down 4% in local currency (down 11% reported) coming from both Japanese businesses partially offset by an increase in Tupperware Australia and New Zealand.   Profit was up 22% in local currency (up 1% reported) led by double digit increases in Indonesia, Malaysia and Singapore and Korea.  Total sales force was up 15% at the end of the first quarter and the active sales force was up 27%.

Tupperware North America sales were down 2% in local currency (down 13% reported) versus prior year and included a high single digit increase in Mexico offset by a high single digit decrease in the United States and Canada.  The U.S. business was affected by the negative impact of the external environment especially early in the quarter, but experienced improvements in both sales force size and activity as the quarter progressed.  Profit for the segment was down $0.6 million, or 22% in local currency (down 33% reported).  The total sales force size at the end of March was up 10%, and the active sales force for the quarter was up 5%.

Beauty Segments

Beauty North America sales were down 7% in local currency (down 24% reported) reflecting high single digit decreases by BeautiControl and Fuller Mexico.  BeautiControl is focused on reinvigorating the business by recruiting sales force members under the earnings opportunity versus a discounted entry kit and re-emphasizing party sales.  Fuller Mexico ended the quarter with over 500,000 sellers, 2% more than the prior year, but had lower productivity in the quarter.  The segment’s profit in the quarter decreased about in line with the sales decrease.  Total sales force for the segment was even with the prior year, and the active sales force for the entire segment was down 3%.

*Amounts discussed in Segment Highlights are on a GAAP basis and include purchase accounting amortization.  See Non-GAAP Financial Measures Reconciliation Schedule for information excluding this item.

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Beauty Other sales were up 7% in local currency (down 10% reported) with most of the local currency increase coming from Venezuela, Tupperware Brazil and Argentina.   Profit of $2.8 million, improved $7.6 million over the prior year on a local currency basis, primarily from the contribution margin associated with the higher local currency sales, along with value chain improvements in Venezuela and Brazil.  During the quarter, the Company began selling beauty products in Brazil through its Tupperware sales force rather than through the separate beauty business it had been operating.  The total sales force advantage for the segment was 5%, and active sellers were down 7% from the prior year.

Second Quarter 2009 Outlook

The second quarter sales outlook is for an increase of 2 to 4% in local currency. Factoring in a negative impact from currency of 16%, sales in dollars are expected to decrease by 12 to 14%.  GAAP diluted earnings per share is expected to be 62 to 67 cents, with a net positive 5 cents from items impacting comparability.  Excluding these items, diluted earnings per share is forecast to be 57 to 62 cents.  This compares with GAAP diluted earnings per share of 56 cents last year and 75 cents excluding certain items.*  The guidance reflects a negative impact on the comparison of 22 cents from weaker foreign currencies, indicating a double digit percentage local currency increase at the high end of the range.

Full Year 2009 Outlook

Full year 2009 sales are expected to increase in local currency versus 2008 by 2 to 5%.  Based on current foreign exchange rates there is a 13 percentage point negative impact on the comparison, resulting in a GAAP sales decrease of 8 to 11%.  The local currency sales increase includes a high single digit increase from businesses in the emerging markets and sales about even to down slightly versus last year in the established market businesses.  Earnings per share on both a GAAP basis and excluding items impacting comparability is expected to be $2.16 to $2.26.**  This includes a negative 59 cent impact versus 2008 from foreign currency rates.  Excluding the impact of foreign exchange on the comparison, this represents an increase over the prior year of 3 to 8% and compares with the February 2009 guidance range of $1.98 to $2.08, which represented a 1 to 6% increase in local currency.  This outlook includes foreign exchange rates as of April 21, 2009, for the second, third and fourth quarters of 2009.

Rick Goings Chairman and CEO, commented, “As we go into the second quarter and the rest of 2009 we have levers within our control to continue to help drive both our top line sales and our bottom line.  With a sales force size advantage of 7%, which was even with the end of 2008, we continue to work on the productivity of our sales force.  We are focused on training and promotional incentives that will help not only bring in new recruits, but help them to become active and successful as quickly as possible.  This will help drive our full year 2 - 5% top line sales growth.  At the same time our management teams are focused on efficient procurement, controlling expenses and otherwise improving our value chains to help ensure we also continue to grow our profit and convert our profit to cash.”

“Our management teams around the world are smart, empowered and focused on growing their businesses even in these challenging economic times.  As we saw in our first quarter results while some businesses were down others were up, once again showing the benefit of being a global portfolio of direct selling companies.”

*2008 Basic and Diluted earnings per share has been recast to conform with FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.  This guidance was adopted in the first quarter of 2009 and reduced 2008 full year diluted earnings per share by $0.01 versus the originally reported amount.  There was no impact from this change on 2008 first quarter basic and diluted earnings per share.

**See Non-GAAP Financial Measures Outlook Reconciliation Schedule.

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Tupperware Brands Corporation is a portfolio of global direct selling companies, selling premium innovative products across multiple brands and categories through an independent sales force of 2.3 million.  Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Armand Dupree, Avroy Shlain, BeautiControl, Fuller Cosmetics, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

The Company’s stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook", “expects” or "target" are forward-looking statements.  These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in obtaining financing or attracting tenants for commercial and residential developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934.  The Company does not intend to update forward-looking information other than through its quarterly earnings releases unless it expects diluted earnings per share for the current quarter, excluding adjustment items, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers’ understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company’s results of operations. The adjusted information is intended to be more indicative of Tupperware Brands’ primary operations, and to assist readers in evaluating performance and analyzing trends across periods.

The non-GAAP financial measures exclude gains from the sale of property, plant and equipment and insurance settlements; re-engineering costs; purchase accounting intangible asset amortization; and purchase accounting intangible asset and goodwill impairment costs.  While the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company’s primary business operation.  Additionally, gains recognized in any given period are not indicative of gains which may be recognized in any particular future period.   For this reason, these gains are excluded as indicated.  Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters.  Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” and other amounts related to rationalizing manufacturing and other restructuring activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters.  Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

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The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting carrying value of certain definite-lived intangible assets, primarily the value of independent sales forces, recorded in connection with the Company’s December 2005 acquisition of the direct selling businesses of Sara Lee Corporation.  The amortization expense related to these assets will continue for several years; however, based on the Company’s current estimates, this amortization will decline as the years progress.  Similarly in connection with its evaluation of the carrying value of acquired intangible assets and goodwill in the second quarter of 2008, the Company recognized impairment charges.  The Company believes that these types of non-cash charges will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years.  Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes.

Included on the Company’s website at http://ir.tupperwarebrands.com/history.cfm is information detailing the calculation of the Company’s financial covenants for the most recent period, under its Credit Agreement dated September 28, 2007.

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TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	13 Weeks Ended	13 Weeks Ended
	March 28,	March 29,
(In millions, except per share data)	2009	2008

Net sales	$462.8	$543.4
Cost of products sold	160.1	194.8
Gross margin	302.7	348.6

Delivery, sales and administrative expense	258.8	297.8
Re-engineering and impairment charges	2.7	2.2
Operating income	41.2	48.6

Interest income	0.7	1.1
Interest expense	8.1	8.7
Other expense	1.5	1.4
Income before income taxes	32.3	39.6
Provision for income taxes	6.7	7.5
Net income	$25.6	$32.1

Net income per common share:

Basic earnings per share:	$0.41	$0.52

Diluted earnings per share:	$0.41	$0.51

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Amounts in millions, except per share)

	13 Weeks	13 Weeks
	Ended	Ended	Reported	Restated	Foreign
	March 28,	March 29,	%	%	Exchange
	2009	2008	Inc (Dec)	Inc (Dec)	Impact

Net Sales:
Europe	$181.1	$220.2	(18)	-	$(38.7)
Asia Pacific	71.9	70.2	2	13	(6.6)
TW North America	60.3	69.5	(13)	(2)	(8.0)
Beauty North America	87.4	114.7	(24)	(7)	(20.4)
Beauty Other	62.1	68.8	(10)	7	(10.6)

	$462.8	$543.4	(15)	1	$(84.3)

Segment profit (loss):
Europe	$30.8	$38.1	(19)	-	$(7.1)
Asia Pacific	10.0	9.9	1	22	(1.8)
TW North America	2.0	3.0	(33)	(22)	(0.4)
Beauty North America	9.6	14.4	(33)	(6)	(4.2)
Beauty Other	2.8	(5.6)	-	-	0.8

	55.2	59.8	(8)	17	$(12.7)

Unallocated expenses	(12.9)	(10.4)	24
Re-engineering and impairment charges	(2.7)	(2.2)	25
Interest expense, net	(7.3)	(7.6)	(4)

Income before taxes	32.3	39.6	(19)
Provision for income taxes	6.7	7.5	(10)
Net income	$25.6	$32.1	(20)

Net income per common share (diluted)	$0.41	$0.51	(20)

Weighted Average number of diluted shares	62.5	63.4

TUPPERWARE BRANDS CORPORATION
RECONCILIATION

(In millions except per share data)

	13 Weeks Ended March 28, 2009				13 Weeks Ended March 29, 2008
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit (loss)
Europe	$30.8	$0.1 a		$30.9	$38.1	$0.1	a	$38.2
Asia Pacific	10.0	0.3	a	10.3	9.9	0.4	a	10.3
TW North America	2.0			2.0	3.0			3.0
Beauty North America	9.6	0.4	a	10.0	14.4	0.9	a	15.3
Beauty Other	2.8	0.4	a	3.2	(5.6)	0.9	a	(4.7)
	55.2	1.2		56.4	59.8	2.3		62.1

Unallocated expenses	(12.9)			(12.9)	(10.4)			(10.4)
Re-eng and impairment chgs	(2.7)	2.7	b	-	(2.2)	2.2	b	-
Interest expense, net	(7.3)			(7.3)	(7.6)			(7.6)
Income before taxes	32.3	3.9		36.2	39.6	4.5		44.1
Provision for income taxes	6.7	1.3	c	8.0	7.5	1.2	c	8.7
Net income	$25.6	$2.6		$28.2	$32.1	$3.3		$35.4

Net income per common share (diluted)	$0.41	$0.04		$0.45	$0.51	$0.05		$0.56

(a)  Amortization of intangibles of acquired beauty units.

(b)  Includes in 2009, $0.2 million related to relocation of BeautiControl manufacturing facility and $2.5 million related to severance costs incurred to reduce headcount in the Company's BeautiControl, Australia, Mexico, and Argentina operations.  In 2008, $0.3 million related to the relocation of the Company's Belgium and BeautiControl manufacturing facilities, $0.5 million to impairment charges for obsolete software in the South Africa Beauty Business, and $1.4 million to severance costs incurred to reduce headcount in the Company's Belgium, Italy, Mexico, Malaysia, Netherlands and Philippines operations.

(c)  Provision for income taxes represents the net tax impact of adjusted amounts.

See information regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
April 21, 2009

($ in millions, except per share amounts)

	Full Year	Full Year
	2008 Actual	2009 Outlook
		Range
		Low	High

Income before income taxes	$201.9	$174.5	$182.5

% change from prior year		-14%	-10%

Income tax	$40.5	$38.5	$40.4
Effective Rate	20%	22%	22%

Net Income (GAAP)	$161.4	$136.0	$142.1

% change from prior year		-16%	-12%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	$(24.9)	$(8.8)	$(8.8)
Re-engineering and other restructuring costs	11.9	3.7	3.7
Acquired intangible asset amortization	9.0	4.8	4.8
Purchase accounting intangible impairment	9.0	-	-
Income tax (2)	3.3	0.3	0.3
Net Income (Adjusted)	$169.7	$136.0	$142.1

% change from prior year		-20%	-16%

Exchange rate impact (3)	(37.7)	-	-
Net Income (Adjusted and 2008 Restated for currency changes)	$132.0	$136.0	$142.1

% change from prior year		3%	8%

Net income (GAAP) per common share (diluted)	$2.55	$2.16	$2.26

Net Income (Adjusted) per common share (diluted)	$2.68	$2.16	$2.26

Average number of diluted shares (millions)	63.4 *	63.0	63.0

(1)	Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)	Represents income tax impact of adjustments
(3)	2008 restated at current currency exchange rates

*  Basic and Diluted earnings per share has been recast to conform with FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.  This guidance was adopted as of the beginning of 2009 and reduced full year diluted earnings per share by $0.01 versus the originally reported amount.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
April 21, 2009

($ in millions, except per share amounts)

	Second Quarter	Second Quarter
	2008 Actual	2009 Outlook
		Range
		Low	High

Income before income taxes	$46.2	$50.2	$54.6

% change from prior year		9%	18%

Income tax	$10.2	$11.5	$12.7
Effective Rate	22%	23%	23%

Net Income (GAAP)	$35.9	$38.7	$41.9

% change from prior year		8%	17%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	(0.6)	(7.3)	(7.3)
Re-engineering and other restructuring costs	3.5	0.8	0.8
Acquired intangible asset amortization	2.4	1.2	1.2
Purchase accounting intangible impairment	9.0	-	-
Income tax (2)	(2.4)	1.9	1.9
Net Income (Adjusted)	$47.8	$35.3	$38.5

% change from prior year		-26%	-19%

Exchange rate impact (3)	(14.1)	-	-
Net Income (Adjusted and 2008 Restated for currency changes)	$33.7	$35.3	$38.5

% change from prior year		5%	14%

Net income (GAAP) per common share (diluted)	$0.56	$0.62	$0.67

Net Income (Adjusted) per common share (diluted)	$0.75	$0.57	$0.62

Average number of diluted shares (millions)	63.9 *	62.4	62.4

(1)	Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)	Represents income tax impact of adjustments
(3)	2008 restated at current currency exchange rates

*  Earnings per share has been recast to conform with FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.  This guidance was adopted as of the beginning of 2009 and has increased the number of shares; however, due to the small amount of the change, there was no impact on 2008 second quarter diluted earnings per share.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Mar. 28	Dec. 27,
(In millions)	2009	2008

Assets

Cash and cash equivalents	$91.4	$124.8
Other current assets	569.5	579.0
Total current assets	660.9	703.8

Property, plant and equipment, net	236.9	245.4

Other assets	831.7	866.4

Total assets	$1,729.5	$1,815.6

Liabilities and Shareholders' Equity

Short-term borrowings and current portion of long-term debt	$16.8	$3.8
Accounts payable and other current liabilities	375.1	447.7

Total current liabilities	391.9	451.5

Long-term debt	564.8	567.4

Other liabilities	315.3	322.7

Total shareholders' equity	457.5	474.0

Total liabilities and shareholders' equity	$1,729.5	$1,815.6

Total Debt to Capital Ratio 56% at March 2009 and 55% at December 2008 Capital is defined as total debt plus shareholders' equity

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	13 weeks ended	13 weeks ended
	March 28,	March 29,
(In millions)	2009	2008

OPERATING ACTIVITIES
Net cash used in operating activities	$(22.1)	$(48.0)

INVESTING ACTIVITIES
Capital expenditures	(11.0)	(11.0)
Proceeds from disposal of property, plant & equipment	1.7	1.2
Proceeds from insurance recoveries	-	6.4

Net cash used in investing activities	(9.3)	(3.4)

FINANCING ACTIVITIES
Dividend payments to shareholders	(13.6)	(13.5)
Repurchase of common stock	-	(7.3)
Net proceeds from issuance of term debt	-	-
Repayment of long-term debt and capital lease obligations	(0.4)	(1.1)
Net change in short-term debt	11.6	46.5
Other, net	0.9	7.2

Net cash (used in) provided by financing activities	(1.5)	31.8

Effect of exchange rate changes on cash and cash equivalents	(0.5)	3.4

Net change in cash and cash equivalents	(33.4)	(16.2)

Cash and cash equivalents at beginning of year	124.8	102.7

Cash and cash equivalents at end of period	$91.4	$86.5

TUPPERWARE BRANDS CORPORATION
SUPPLEMENTAL INFORMATION
First Quarter Ended March 28, 2009

Sales Force Statistics (a):

Segment	AVG. ACTIVE	% CHG.	TOTAL	% CHG.

Europe	115,279	9	512,426	13
Asia Pacific	48,912	27	365,635	15
TW North America	77,216	5	242,466	10
Tupperware	241,407	11	1,120,527	13

Beauty North America	333,711	(3)	632,279	-
Beauty Other	222,821	(7)	554,913	5
Beauty	556,532	(5)	1,187,192	2
Total	797,939	-	2,307,719	7

(a) As collected by the Company and provided by distributors and sales force.